Exhibit 99.6
Welcome Town Hall Meeting December 23, 2010

Cautionary Statement Regarding Forward-Looking Statements This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Jo-Ann, the proposed merger and its business. These forward-looking statements can be identified by the use of terminology such as "subject to," "believe," "expects," "plan," "project," "estimate," "intend," "may," "will," "should," "can," or "anticipates," or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy. Although all of these forward looking statements are believed to be reasonable, they are inherently uncertain. Factors which may materially affect such forward-looking statements include, but are not limited to general economic conditions, risks in implementing new marketing initiatives, natural disasters and geo-political events, changes in customer demand, changes in trends in the fabric and craft industry, changes in the competitive pricing for products, the impact of competitors' store openings and closings, our dependence on suppliers, seasonality, disruptions to the transportation system or increases in transportation costs, energy costs, our ability to recruit and retain highly qualified personnel, our ability to manage our inventory, our ability to effectively manage our distribution network, disruptions to our information systems, failure to maintain the security of our electronic and other confidential information, failure to comply with various laws and regulations, failure to successfully implement the store growth strategy, changes in accounting standards and effective tax rates, inadequacy of our insurance coverage, cash and cash equivalents held at financial institutions in excess of federally insured limits, volatility of our stock price, damage to our reputation, and other factors, and uncertainties associated with the proposed sale of Jo-Ann to an affiliate of Leonard Green & Partners, L.P., including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. Other important factors that may cause actual results to differ materially from those expressed in the forward looking statements are discussed in Jo-Ann's Securities and Exchange Commission filings. Readers are cautioned not to place undue reliance on forward-looking statements. Jo-Ann cannot guarantee future results, trends, events, levels of activity, performance or achievements. Jo-Ann does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Consequently, such forward-looking statements should be regarded solely as Jo-Ann's current plans, estimates and beliefs. Additional Information and Where to Find It In connection with the Merger, Jo-Ann will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the company. BEFORE MAKING ANY VOTING DECISION, JO-ANN'S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Jo-Ann's shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. Jo-Ann's shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Jo-Ann Stores Inc., Attn: Corporate Communications, 5555 Darrow Road, Hudson, Ohio 44236, telephone: (330) 463-6865, or from the investor relations section of the company's website, http://www.joann.com. Participants in Solicitation Jo-Ann and its directors and officers may be deemed to be participants in the solicitation of proxies from Jo-Ann's shareholders with respect to the special meeting of shareholders that will be held to consider the Merger. Information about Jo-Ann's directors and executive officers and their ownership of the company's common stock is set forth in the proxy statement for Jo-Ann's 2010 Annual Meeting of Shareholders, which was filed with the SEC on April 26, 2010. Shareholders may obtain additional information regarding the interests of Jo-Ann and its directors and executive officers in the Merger, which may be different than those of Jo-Ann's shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

Why "go private"? "Going private" simply means that our stock will not be traded on the public market since it will be held completely by a private investment firm Board of Directors has responsibility to consider strategic alternatives Premium delivers a significant and immediate value Going private enhances our ability to execute strategic growth plans

Why "go private"? Serving all of our constituents Suppliers Employees Customers Shareholders Community

Leonard Green & Partners, L.P. Private equity firm with approximately $9 billion in equity capital under management. They were founded in 1989 and have invested in 53 companies with aggregate value of over $44 billion. Located in Los Angeles, California, they invest in established companies that are leaders in their markets. Who Are They? Current Retail Investments (Pending)

Who Are They? Their INVESTMENT PHILOSOPHY (from www.leonardgreen.com) MARKET LEADERS We have a long and successful history of investing in industry leaders. STRONG MANAGEMENT We rely heavily on our management partners to execute the operational and strategic business plan for the companies that we invest in. Therefore, it is critical that we team with the best managements in the industry. GROWTH COMPANIES Our investment philosophy is to target cash flow positive businesses that have growth potential. LONG-TERM INVESTOR We are patient investors and have held positions in some of our portfolio companies more than ten years.

How will this impact Jo-Ann? Continue to do what we do, the way we do it, and with the people that do it As a privately held company, Jo-Ann will be better able to navigate unpredictable market cycles and pressures of the public market with a longer-term investment perspective

Travis Smith President & C.O.O.

What happens next? We continue to execute our plans We deliver strong Q4 results Today 90+ days

What does all of this mean to me? Continue to do what we do, the way we do it, and with the people that do it Adjust and shift resources based on demands of the business, as we always have Deal changes nothing about your responsibilities or our business No anticipated impact to vendor relationships

Inquiries Internal email mailbox for TM questions - going.private@joann.com - available Monday, Dec. 27 - Internal Communications email with FAQs If questioned, refer people to the investor relations link on Joann.com If contacted by media, refer calls to Lisa Greb at x3442

Q & A

Thank You